Exhibit 99.1 - Press Release

OTC/BB SYMBOL: BILB

                                                              August 5, 2010

              Bill the Butcher Has Record Monthly Sales in July

SEATTLE, Aug 5, 2010 (GlobeNewswire via COMTEX) -- Bill the Butcher, Inc. /quotes/comstock/11k!bilb (BILB 1.80, -0.01, -0.56%) , a retailer of organic and natural, grass-fed meats, today announced sales in the month of July set a new record at $265,000 (unaudited), exceeding budget.

There are no comparable figures for the prior year month since Bill the Butcher, Inc. only opened its first neighborhood butcher shop in August 2009 in the Woodinville suburb of Seattle.

"We are very pleased with the exceptional performance at each of our five stores, particularly the impressive start of the Magnolia store, which well-exceeded budget in its first month of operation," said Ms. J'Amy Owens, chief executive officer of the Seattle company. "In addition, we experienced above budget months for Woodinville, Redmond and Madison, and had a record high month for Laurelhurst."

Owens, a nationally known retail expert, and her co-founder, executive chef William Von Schneidau, are building small neighborhood butcher shops that sell organic and natural grass-fed beef, pork, poultry and lamb purchased from local and regional ranchers and farmers who follow sustainable farming practices.

"We are very pleased to support 20 local farmers and ranchers by helping them bring organic and natural grass-fed meat to more consumers," Ms. Owens said. "Our sales reflect that many people are discovering the healthy benefits of eating organically and sustainably."

Since beginning operations in August 2009, Bill the Butcher, Inc. made a successful transition from a company with no revenues to a five 5-store chain of neighborhood butcher shops, all in the Seattle area. Plans call for the opening of three additional shops this Fall, in Bellevue, Edmonds, and Ballard.


About Bill the Butcher, Inc.

Seattle-based Bill the Butcher, Inc. sells organic, grass fed and natural meats through corporate-owned neighborhood butcher shops. The Company works directly with local ranchers and farmers, who follow sustainable and organic practices, to deliver the highest quality meat that is healthiest for consumers while being good for the environment. Founded in 2009, Bill the Butcher is publicly traded under the symbol BILB.OB. Learn more at http://www.billthebutcher.com.


Safe Harbor Statement

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements of the Company's plans, objectives, expectations, estimates and intentions, which are subject to change based on various important factors (some of which are beyond the Company's control). The following factors, in addition to others not listed, could cause the Company's actual results to differ materially from those expressed in forward looking statements: the strength of the domestic and local economies in which the Company conducts operations, the impact of current uncertainties in global economic conditions and the ongoing financial crisis affecting the domestic and foreign banking system and financial markets, including the impact on the Company's suppliers and customers, changes in client needs and consumer spending habits, the impact of competition and technological change on the Company, the Company's ability to manage its growth effectively, including its ability to successfully integrate any business which it might acquire, and currency fluctuations. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: Bill the Butcher, Inc.
CONTACT:  Bill the Butcher
Media Contact:
M. Sharon Baker
1-360-354-0000
Sharon@billthebutcher.com
The Wall Street Group Inc.
Investor Contact:
Ron Stabiner
1-212-888-4848
rstabiner@thewallstreetgroup.com